Exhibit 10.7

Execution Version

AMENDMENT TO WARRANT AGREEMENT

THIS AMENDMENT TO WARRANT AGREEMENT (this “Amendment”) is made and entered into as of [___], 2024 by and among (i) Finnovate Acquisition Corp., an exempted company incorporated with limited liability in the Cayman Islands (the “Purchaser”), (ii) Scage Future, an exempted company incorporated with limited liability in the Cayman Islands (the “Pubco”), and (iii) Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Warrant Agreement (as defined below) (and if such term is not defined in the Warrant Agreement, then the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, Purchaser and the Agent are parties to that certain Warrant Agreement, dated as of November 8, 2021 (as amended, including without limitation by this Amendment, the “Warrant Agreement”), pursuant to which the Agent agreed to act as the Purchaser’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (i) warrants to purchase ordinary shares underlying the units of the Purchaser issued in Purchaser’s initial public offering (“IPO”) (the “Public Warrants”), (ii) warrants to purchase ordinary shares of the Purchaser acquired by Finnovate Sponsor L.P. (the “Sponsor”), in a private placement concurrent with the IPO (the “Sponsor Private Placement Warrants”), (iii) warrants to purchase ordinary shares of Purchaser acquired by EarlyBirdCapital, Inc. (“EBC”), in a private placement concurrent with the IPO (the “EBC Private Placement Warrants”), (iv) warrants to purchase shares of ordinary shares underlying the units of Purchaser issuable to the Sponsor or an affiliate of the Sponsor or certain officers and directors of Purchaser upon conversion of up to $1,500,000 of working capital loans (the “Working Capital Warrants”), and (v) all other warrants issued by Purchaser after the IPO, in connection with or following the Business Combination (the “Post-IPO Warrants” and together with the Public Warrants, the Sponsor Private Placement Warrants, the EBC Private Placement Warrants, and the Working Capital Warrants, the “Warrants”);

WHEREAS, (i) Purchaser, (ii) Pubco, (iii) Hero 1, a Cayman Islands exempted company and a wholly-owned subsidiary of Purchaser (“First Merger Sub”), (iv) Hero 2, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Purchaser (the “Second Merger Sub”), and (v) Scage International Limited, an exempted company incorporated with limited liability in the Cayman Islands (“Target”), are parties to that certain Business Combination Agreement, dated as of August 21, 2023 (as it may be amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”)

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters: (i) on the Closing Date, First Merger Sub will merge with and into Target (the “First Merger”), with Target surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of Target being converted into the right to receive Pubco securities; (ii) on the Closing Date and immediately following the First Merger, and as part of the same overall transaction as the First Merger, Second Merger Sub will merge with and into the Purchaser (the “Second Merger”, and together with the First Merger, the “Mergers”), with the Purchaser surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of the Purchaser being converted into the right to receive securities of Pubco; and, in connection therewith, (iii) each outstanding warrant of the Purchaser shall be assumed by Pubco and become a warrant to purchase the same number of ordinary shares of Pubco at the same exercise price during the same exercise period and otherwise on the same terms as the warrants of the Purchaser being assumed all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, upon consummation of the Mergers, as provided in Section 4.4 of the Warrant Agreement, each of the issued and outstanding Warrants will no longer be exercisable for Purchaser Class A Ordinary Shares but instead will be exercisable (subject to the terms and conditions of the Warrant Agreement as amended hereby) for the same number of Pubco Ordinary Shares at the same exercise price per share during the same exercise period and otherwise on the same terms as the warrant being assumed;

WHEREAS, all references to “Class A ordinary shares” in the Warrant Agreement (including all Exhibits thereto) shall mean ordinary shares, par value $0.0001 per share, of Pubco (together with any other securities of Pubco or any successor entity issued in consideration of (including as share sub-divisions, share dividends, consolidations, capitalizations, re-designations and the like) or in exchange for any of such securities, “Pubco Ordinary Shares”);

WHEREAS, the board of directors of Purchaser has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Warrant Agreement); and

WHEREAS, in connection with the Mergers, Purchaser desires to assign all of its right, title and interest in the Warrant Agreement to Pubco, and Pubco wishes to accept such assignment and assume all the liabilities and obligations of Purchaser under the Warrant Agreement with the same force and effect as if Pubco were initially a party to the Warrant Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Assignment and Assumption; Consent.

(a) Assignment and Assumption. The parties hereby agree to add Pubco as a party to the Warrant Agreement. In connection therewith, Purchaser hereby assigns to Pubco, from and after the Effective Time (as defined below), all of Purchaser’s right, title and interest in and to the Warrant Agreement and the Warrants (each as amended hereby). Pubco hereby assumes and agrees, from and after the Effective Time, to pay, perform, satisfy and discharge in full, as the same become due, all of Purchaser’s liabilities and obligations under the Warrant Agreement and the Warrants (each as amended hereby) arising from and after the Effective Time with the same force and effect as if Pubco were initially a party to the Warrant Agreement. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Warrant Agreement, as amended by this Amendment, from and after the Effective Time, as if it were the original “Company” party thereto.

(b) Consent. The Warrant Agent hereby consents to the assignment of the Warrant Agreement and the Warrants by Purchaser to Pubco and the assumption by Pubco of the Purchaser’s obligations under the Warrant Agreement pursuant to Section 1 hereof effective as of the Effective Time, the assumption of the Warrant Agreement and Warrants by Pubco from Purchaser pursuant to Section 1 hereof effective as of the effective time of the Mergers (the “Effective Time”), and to the continuation of the Warrant Agreement and Warrants in full force and effect from and after the Effective Time, subject at all times to the Warrant Agreement and Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement and this Agreement.

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2. Amendments to Warrant Agreement. The parties hereto hereby agree to the following amendments to the Warrant Agreement:

(a) Defined Terms. The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Warrant Agreement as if they were set forth therein.

(b) Preamble. The preamble of the Warrant Agreement is hereby amended by deleting “Finnovate Acquisition Corp., a Cayman Islands exempted company” and replacing it with “Scage Future, a Cayman Islands exempted company”. As a result thereof, all references to the “Company” in the Warrant Agreement shall be amended such that they refer to Pubco rather than Purchaser.

(c) Reference to Company Ordinary Shares. All references to “Class A Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall mean Pubco Ordinary Shares.

(c) Reference to Warrants. All references to “Warrants” as used in the Warrant Agreement (including all Exhibits thereto) shall include any and all Pubco Warrants into which the Warrants automatically convert upon the Effective Time. The parties further agree that any reference (as applicable and as appropriate) in the Warrant Agreement to a Warrant will instead refer to Pubco Warrants (and any warrants of Pubco or any successor entity issued in consideration of or in exchange for any of such warrants).

(d) Notices. Section 9.2 of the Warrant Agreement is hereby amended to delete the address of the Company for notices under the Warrant Agreement and instead add the following address for notices to Pubco under the Warrant Agreement as the “Company” party thereunder:

If to Pubco to: Scage Future 2F, Building 6, No. 6 Fengxin Road, Yuhuatai District, Nanjing City, Jiangsu Province, China Attn: An Jimin Telephone No.: +86 13956222991 Email: scagepr@scagefd.com with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati PC

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing

Facsimile: +86 10 65298399

Telephone No.: +86 10 6529 8300

Email: projectsparta@wsgr.com

and a copy to:

Jingtian & Gongcheng

34th Floor, Tower 3, China Central Place, 77 Jianguo Road, Chaoyang District, Beijing

Facsimile No.: +86 10 58091100

Telephone No.: +86 10 58091000

3. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall only become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Warrant Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Warrant Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Warrant Agreement in the Warrant Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Warrant Agreement as the case may be, as amended by this Amendment (or as such agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Warrant Agreement, as it applies to the amendments to the Warrant Agreement herein, including without limitation Section 9 of the Warrant Agreement.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to Warrant Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

Purchaser:

FINNOVATE ACQUISITION CORP.

By:
Name:	Calvin Kung
Title:	Chief Executive Officer

Pubco:

SCAGE FUTURE

By:
Name:	Chao Gao
Title:	Director

Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Amendment to Warrant Agreement and Rights Agreement]